D-Wave Is One of Only Two Companies Named to the Leaders Category in the IDC MarketScape:
Worldwide Quantum Computing 2026 Vendor Assessment

PALO ALTO, Calif. — July 7, 2026 — D-Wave Quantum Inc. (NYSE: QBTS), (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software, and services, today announced it has been named a Leader in the IDC MarketScape: Worldwide Quantum Computing 2026 Vendor Assessment (doc #US54125526, June 2026, the “IDC MarketScape”). The IDC MarketScape evaluated quantum computing companies based on their current capabilities and future strategies.

According to the IDC MarketScape, D-Wave’s key strengths include:
•Broad production deployment footprint. D-Wave’s customer activity extends beyond research experimentation into operational manufacturing, telecommunications, retail, logistics, defense, and research computing workflows. According to D-Wave, more than 200 million problems have been submitted to its systems, the Advantage2TM system usage grew 314% year over year, and the StrideTM hybrid solver usage grew 114% over six months as of early 2026. Public implementations include manufacturing scheduling with Ford Otosan, network optimization with NTT DOCOMO, and workforce scheduling with Pattison Food Group.
•Mature enterprise accessibility and hybrid adoption framework. The LeapTM cloud platform, OceanTM SDK, the Stride hybrid solver, the Leap Quantum LaunchPadTM onboarding program, and a structured training catalog collectively reduce the infrastructure and expertise barriers that most often slow enterprise quantum adoption. Organizations can apply quantum-assisted optimization to problems involving up to 2 million variables without requiring dedicated quantum programming expertise, while guided onboarding programs provide a pathway from initial evaluation to production deployment.
•Extending quantum annealing beyond optimization into scientific simulation. Published research on magnetic materials simulation and quantum dynamics reflects the Company’s active effort to extend quantum annealing into scientific computing domains relevant to materials science, electronics, medical imaging, and physical systems modeling.
“In D-Wave’s opinion, being named a Leader in the IDC MarketScape is powerful validation of our execution, commercial traction, and long-term strategy,” said Dr. Alan Baratz, CEO of D-Wave. “The market is separating those who can deliver from those still making promises, and this is where D-Wave’s differentiation is unmistakable. We have been clear and consistent that quantum computing must deliver real value, on real problems, for real customers. We also believe this recognition affirms that D-Wave is not waiting for the future. We are proving its value today.”

The IDC MarketScape noted that “D-Wave’s Leap cloud platform provides real-time access to quantum systems and hybrid solvers through a subscription-based model integrated with conventional enterprise development environments. According to D-Wave, the Leap platform operates across more than 40 countries with 99.9% availability, SOC 2 Type 2 certification, and sub-second QPU response times intended to support operational workloads rather than purely experimental access models. Ocean SDK, the Company’s open-source Python toolkit, allows developers to build hybrid quantum applications using familiar programming workflows, while the Stride hybrid solver supports optimization problems involving up to 2 million variables and constraints.”
The report also noted that “D-Wave’s quantum annealing roadmap has progressed from the Company’s original systems through the AdvantageTM system and now the Advantage2 systems, D-Wave’s sixth-generation platform that became generally available in 2025. Across these generations, D-Wave has focused on improving qubit connectivity, coherence, and optimization scalability. The transition from earlier ChimeraTM architectures through the PegasusTM topology to the current ZephyrTM topology has enabled denser graph connectivity and more flexible variable interactions, reducing the amount of problem decomposition required to map real-world optimization problems onto quantum annealing hardware. According to D-Wave, the Advantage2 system improves coherence and energy scaling, supporting larger optimization and materials simulation workloads while improving solution quality and runtime efficiency relative to previous generations.”

The IDC MarketScape noted that “looking ahead, D-Wave’s roadmap includes both continued scaling of the Company’s quantum annealing systems and expansion into gate-model quantum computing. The planned Advantage3TM system targets a multichip 100,000-qubit architecture. On the gate-model side, D-Wave has stated that technologies developed through its quantum annealing research, including superconducting control systems, cryogenics, and fabrication expertise, form part of the foundation for its emerging gate-model platform strategy following the Quantum Circuits, Inc. acquisition. The Company notes that the dual-rail qubit design enables native error detection at the physical hardware level and delivers high-performance operations with error detection and 99.9%+ gate fidelities.” According to the IDC MarketScape, "key roadmap milestones for D-Wave’s gate-model program include a 2030 completion of a 10-logical-qubit system that can support the first fault-tolerant algorithms and a 2032 completion of a 100-logical-qubit system that can support initial quantum chemistry and quantum AI applications.”

“D-Wave’s position as a Leader in the IDC MarketScape reflects its focus on making quantum computing more accessible to enterprise users through a mature software platform that helps lower barriers to adoption,” said Heather West, PhD, senior research manager and global quantum computing research lead at IDC. “By simplifying the user experience and enabling organizations to integrate quantum optimization into existing workflows, D-Wave is helping expand the enterprise customer base for quantum computing today. At the same time, the Company's dual-platform strategy, combining its established quantum annealing technology for optimization with the development of a gate-based platform, broadens its long-term opportunity to address a wider range of enterprise workloads as the market evolves.”

D-Wave believes the recognition comes as organizations increasingly seek practical quantum solutions that can be integrated into existing enterprise and high-performance computing environments. As the IDC MarketScape noted, “as a result, competition is increasingly shifting away from raw qubit counts and toward broader platform maturity. Leading vendors are differentiating through software ecosystems, hybrid quantum integration, structured customer engagement programs, deployment flexibility, and the ability to integrate quantum systems into existing high-performance computing (HPC), AI, and enterprise computing environments. At the same time, the market continues to diversify across multiple qubit modalities and architectural approaches, as vendors pursue different pathways toward scalable error-corrected quantum computing.”

A complimentary excerpt of the IDC MarketScape: Worldwide Quantum Computing 2026 Vendor Assessment is available here.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
About IDC MarketScape
The IDC MarketScape vendor assessment model is designed to provide an overview of the competitive fitness of technology and service suppliers in a given market. The research utilizes a rigorous scoring methodology based on both qualitative and quantitative criteria that results in a single graphical illustration of each supplier’s position within a given market. IDC MarketScape provides a clear framework in which the product and service offerings, capabilities and strategies, and current and future market success factors of technology suppliers can be meaningfully compared. The framework also provides technology buyers with a 360-degree assessment of the strengths and weaknesses of current and prospective suppliers.

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